Exhibit 24.2

POWER OF ATTORNEY

The registrant and each of the several directors of F.N.B. Corporation (the “Corporation”) whose signature appears below constitutes and appoints Mark D. Lozzi and Vincent J. Calabrese, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors of the Corporation has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

/s/ Stephen J. Gurgovits	Chairman of the Board	October 17, 2012
Stephen J. Gurgovits

/s/ William B. Campbell	Director	October 17, 2012
William B. Campbell

/s/ James D. Chiafullo	Director	October 17, 2012
James D. Chiafullo

/s/ Vincent J. Delie, Jr.	Director	October 17, 2012
Vincent J. Delie, Jr.

/s/ Phillip E. Gingerich	Director	October 17, 2012
Phillip E. Gingerich

/s/ Robert B. Goldstein	Director	October 17, 2012
Robert B. Goldstein

/s /Dawne S. Hickton	Director	October 17, 2012
Dawne S. Hickton

/s/ David J. Malone	Director	October 17, 2012
David J. Malone

/s/ D. Stephen Martz	Director	October 17, 2012
D. Stephen Martz

/s/ Robert J. McCarthy, Jr.	Director	October 17, 2012
Robert J. McCarthy, Jr.

/s/ Harry F. Radcliffe	Director	October 17, 2012
Harry F. Radcliffe

/s/ Arthur J. Rooney, II	Director	October 17, 2012
Arthur J. Rooney, II

/s/ John W. Rose	Director	October 17, 2012
John W. Rose

/s/ Stanton R. Sheetz	Director	October 17, 2012
Stanton R. Sheetz

/s/ William J. Strimbu	Director	October 17, 2012
William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	October 17, 2012
Earl K. Wahl, Jr.